UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported)     August 16, 1996


MERIT  STUDIOS,  INC.
(Exact name of Registrant as specified in charter)


         DELAWARE                                            1 - 12516
  (State of incorporation)                          (Commission File Number)
                                 75-2231432
                    (IRS Employer Identification Number)




      13707  Gamma Road
       Dallas, Texas 75244
       (Address of principal executive office)

Registrant's telephone number, including area code:  (214) 385 2353










Item 1.  Changes in Control of Registrant.

	Not applicable.


Item 2.  Acquisition or Disposition of Assets.

	Not applicable.


Item 3.  Bankruptcy or Receivership.

	Not applicable.


Item 4.  Changes in Registrant's Certifying Accountant.

	Not applicable.


Item 5.  Other Events.

	Registrant has elected to defer, and not declare and pay, the quarterly cash dividend on Registrant's 4% Cumulative Convertible Preferred Stock which pursuant to the Designation, Preferences, Rights and Limitations of the 4%
Cumulative Convertible Preferred Stock otherwise would have been declared at
$0.04 per share payable on September 15, 1996 to stockholders of record on
August 31, 1996.  The quarterly cash dividend was deferred for purposes of conserving working capital.  The quarterly cash dividend will accumulate pursuant to the terms of the Designation, Preferences, Rights and Limitations
of the 4% Cumulative Convertible Preferred Stock.


Item 6.  Resignations of Registrant's Directors.

	Not applicable.







Item 7.  Financial Statements and Exhibits.

	Not applicable.


Item 8.  Change in Fiscal Year.

	Not applicable.





SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


							MERIT  STUDIOS,  INC.

								/S/  W. D. HOLLON
							By:
							      W. D. Hollon
							      Vice President, Finance and
							      Chief Financial Officer
August 16, 1996


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